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                                                                    Exhibit 23.4

THE BOARD OF DIRECTORS OF
LONG DISTANCE INTERNATIONAL INC.

     Analysys Ltd. hereby consents to being named in the Long Distance International Inc. Registration Statement on Form S-4 as the source of information included in the chart entitled "Projected Growth of International Long Distance Voice Traffic."

Cambridge, United Kingdom
October 28, 1998



                                             ANALYSYS LTD.



                                             By: /s/ Nick Cray
                                                -------------------------------
                                             Name: Nick Cray
                                             Title: Chief Operating Officer